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                                                                   EXHIBIT 10.02


     AMENDMENT NO. 1 TO RESTRICTED STOCK PURCHASE AGREEMENT (150,000 SHARES)


         WHEREAS, on January 24, 2000, Intuit Inc. (the "Company") and Stephen
M. Bennett ("Purchaser") entered into a Restricted Stock Purchase Agreement (the "Agreement") with respect to 150,000 shares of common stock of the Company (the "Shares"); and

         WHEREAS, on January 17, 2001 the Compensation Committee of the Company's Board of Directors amended the vesting schedule under the Agreement;

         RESOLVED, that Section 5.2 of the Agreement which sets forth the vesting schedule is hereby amended and restated in its entirety to read as follows:

         5.2 Vesting Schedule. The Shares will vest over a five-year period. On the Effective Date all of the Shares will be Unvested Shares. Provided Purchaser remains continuously employed with the Company through the applicable vesting date: (a) 30,000 shares will vest on the first trading day on or following January 24, 2001 that Purchaser would be permitted to sell the Company's common stock in compliance with the Company's Insider Trading Policy and applicable insider trading laws, but in no event later than the last trading day of the following March (the "First Permitted Trading Date"); (b) the next 90,000 shares shall vest over the next three years as to 30,000 shares on the First Permitted Trading Date on or after each of January 24, 2002, 2003 and 2004, respectively, and (c) the remaining 30,000 shares shall vest on January 24, 2005. In the event Purchaser's employment with the Company is terminated due to "INVOLUNTARY TERMINATION," "TERMINATION WITHOUT CAUSE" or "TERMINATION FOR DEATH OR DISABILITY," each as defined in the Employment Agreement, the vesting of the Shares will accelerate as set forth in Section 5.3 below. In the event Purchaser's employment with the Company is terminated due to "VOLUNTARY TERMINATION" or "TERMINATION FOR CAUSE," the Shares will cease vesting on the date Purchaser's employment with the Company terminates, and the Company or its assignee(s) will have a Repurchase Option as to all Unvested Shares on such date. Hereinafter the date on which Purchaser's employment with the Company ends shall be referred to as the "TERMINATION DATE."

         This Amendment No. 1 is entered into effective as of January 17, 2001.

INTUIT INC.                               PURCHASER

By: /s/ Greg Santora                      /s/ Stephen M. Bennett
--------------------------                -----------------------
Greg Santora                              Stephen M. Bennett
Chief Financial Officer